UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2014

TOWER INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34903	27-3679414
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

17672 Laurel Park Drive North, Suite 400E, Livonia, Michigan	48152
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (248) 675-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On March 6, 2014, the Board of Directors of Tower International, Inc. (the “Company”) elected Thomas “Tony” K. Brown to the Company’s Board of Directors, effective April 1, 2014. Mr. Brown was Group Vice President, Global Purchasing, of Ford Motor Company until his retirement in August 2013. Mr. Brown joined the Board of Directors to fill the vacancy of a Class II director. Accordingly, his term will expire at the Company’s 2015 annual meeting of shareholders.

The Board of Directors has determined that Mr. Brown is an independent director under the New York Stock Exchange listing standards. The Board has appointed Mr. Brown to its Compensation Committee and its Nominating and Corporate Governance Committee, effective April 1, 2014.

In connection with Mr. Brown’s election to the Board, he will receive restricted stock units covering shares of the Company’s Common Stock worth $100,000 on the planned April 1, 2014 grant date. The units will be granted pursuant to the Company’s 2010 Equity Incentive Plan. In addition, Mr. Brown will receive an annual cash retainer of $100,000 for his services as a director of the Company.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 Press release, dated March 11, 2014, of Tower International, Inc.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWER INTERNATIONAL, INC.

By:	/s/ Jeffrey Kersten

Name:	Jeffrey Kersten
Title:	Senior Vice President and Corporate Controller

March 11, 2014

-3-